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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-92981 of SOURCECORP, Incorporated on Form S-4 and Registration Statement Nos. 333-101518, 333-60768, 333-5493, 333-26785, 333-69811, 333-69813, 333-87279 and 333-35534 of SOURCECORP, Incorporated on Form S-8 of our report dated March 12, 2004, relating to the consolidated financial statements of SOURCECORP, Incorporated (the "Company") as of and for the years ended December 31, 2003 and 2002 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the application of procedures relating to certain adjustments, disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such adjustments, disclosures and reclassifications and an explanatory paragraph related to the change in the Company's method of accounting for goodwill to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in this Annual Report on Form 10-K of SOURCECORP, Incorporated for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Dallas, Texas
March 12, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT